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                                                                   Exhibit 10.10


                            WARRANT ESCROW AGREEMENT
                            ------------------------


         THIS ESCROW AGREEMENT is entered into as of this 3rd day of April, 1998, by and among ANTHONY F. KELLY, RONNIE CRUMPLER and GARY LEVEY (the "Share holders"), CONLEY, CANITANO & ASSOC., INC., an Ohio corporation ("CCAi"), and BURKE & COMPANY, P.L.L. ("Escrow Agent").

                              W I T N E S S E T H :

         WHEREAS, CCAi and the Shareholders have prior to the execution of this Escrow Agreement entered into a Stock Purchase Agreement dated April 3, 1998 (the "Agreement");

         WHEREAS, pursuant to the terms of the Agreement, the Shareholders have agreed that Warrants representing 19,526.598 underlying shares of CCAi Common Stock shall be held in escrow pursuant to the terms of this Escrow Agreement (the "Escrowed Shares"); and

         WHEREAS, in accordance with the provisions of the Agreement, Burke & Company, P.L.L. is designated to act as Escrow Agent for the parties hereto under the terms of this Escrow Agreement and pursuant to the terms of the Agreement, the pertinent provisions of which are incorporated herein by reference.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. APPOINTMENT OF ESCROW AGENT. CCAi and the Shareholders hereby appoint Burke & Company, P.L.L. as Escrow Agent and Burke & Company, P.L.L. hereby agrees to serve as Escrow Agent pursuant to the terms of this Escrow Agreement and the Agreement.

         2. DEPOSIT OF ESCROW SHARES. Pursuant to the terms of the Agreement, the Shareholders agree to assign, transfer and deliver all of the Escrowed Shares to the Escrow Agent. Thereafter, Escrow Agent shall hold the Escrowed Shares pursuant to the terms of this



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Escrow Agreement and the Agreement. The Escrow Agent shall also hold any and all
Escrowed Funds pursuant to the terms of this Escrow Agreement. The term
"Escrowed Funds" shall include all cash dividends paid on or stock splits declared with respect to the Escrowed Shares and interest or other amounts earned on such dividends and proceeds realized by the Escrow Agent upon the sale of all or a portion of the Escrowed Shares.

         3. ADMINISTRATION AND INVESTMENT OF STOCK CERTIFICATES AND ESCROWED FUNDS. The Escrow Agent agrees to receive and hold in escrow the Escrowed Shares and/or Escrowed Funds pursuant to the terms of the Agreement and this Escrow Agreement and to perform the acts and duties imposed upon them under the terms and conditions of both this Escrow Agreement and the Agreement. Upon written request of the Shareholders, the Escrow Agent shall sell all or a portion of the Escrowed Shares pursuant to instructions provided by the Shareholders provided such sale can be made pursuant to the terms of the Agreement. The Escrow Agent shall invest and reinvest the Escrowed Funds in savings accounts, money market funds, other short-term investment vehicles which will not incur a penalty upon withdrawal and which are FDIC insured instruments of United States banks, short-term securities issued by the United States Government, or other investments if authorized by both CCAi and the Shareholders in writing. All dividends paid on the Escrowed Shares and all interest, dividends and other amounts earned or paid on the Escrowed Funds shall be held by the Escrow Agent until released pursuant to this Escrow Agreement.

         4. DISBURSEMENT OF ESCROWED FUNDS AND ESCROWED SHARES; TERMINATION OF ESCROW AGREEMENT. Pursuant to the terms of the Agreement, the Escrow Agent may satisfy any and all claims of CCAi for which CCAi is entitled to reimbursement or indemnification pursuant to the



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terms of the Agreement (collectively a "Claim" or "Claims") by transferring all or a portion of the Escrowed Shares or Escrowed Funds to CCAi to satisfy all such Claims. Any such transfer may only be made upon the agreement of the Escrow Agent or pursuant to a valid court order, binding arbitration award or authorization as provided for herein or in Section 10 of the Agreement. In satisfying such Claims the Escrow Agent shall first disburse the Escrowed Shares or a portion thereof to CCAi. To the extent any such Claim is not fully satisfied after disbursing all of the Escrowed Shares, the Escrow Agent shall disburse the Escrowed Funds or the portion thereof necessary to satisfy any such Claim to CCAi. The Escrowed Shares shall be valued at the greater of (a) $1,502,046; or (b) if CCAi has consummated an initial public offering, then the Escrowed Shares shall be valued at the closing price of the CCAi common stock on the date three (3) trading days prior to the date any such Claim is paid or satisfied, subject to adjustment to reflect any stock split or stock dividend paid on the Escrowed Shares, as the case may be, (the "CCAi Share Value") for purposes of satisfying all such Claims. Upon written notification from CCAi and the Shareholders, or upon the eighteen (18) month anniversary of this Escrow Agreement, whichever is earlier, the Escrow Agent shall disburse the balance of the Escrowed Shares and Escrowed Funds to the Shareholders or, if the Shareholders have died, to their respective estate. Notwithstanding the foregoing, the Shareholders may satisfy any claims by a cash payment rather than use of the Escrowed Shares. Notwithstanding the foregoing, if on the date of distribution of the Escrow Shares to the Shareholders as set forth above, there shall be a pending Claim, there shall be withheld from the Escrowed Shares distribution and retained in escrow that number of Escrowed Shares having a value (determined on the basis of the CCAi Share Value) and Escrowed Funds if necessary, equal to the amount reasonably estimated by CCAi to cover the



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reimbursement or indemnification obligation of the Shareholders for any such pending Claims. CCAi shall notify the Shareholders and Escrow Agent in writing of any Claim or any such pending Claims prior to the scheduled termination of this Escrow Agreement. Upon the disbursement of all Escrowed Funds and/or delivery of the Escrowed Shares, including those which continue to be held in Escrow after the eighteenth (18) month anniversary of this Escrow Agreement, this Escrow Agreement shall be terminated.

         5. DIVIDENDS AND VOTING RIGHTS, ETC. Any cash dividends which may be declared and paid by CCAi in respect of the Escrowed Shares shall be paid by CCAi to the Escrow Agent and held as part of the Escrowed Funds pursuant to the terms of this Escrow Agreement. The Shareholders shall have the right to vote the Escrowed Shares during the time such shares are held in escrow pursuant hereto. All shares of CCAi Common Stock payable in respect of the Escrowed Shares as a result of any stock split or other non-cash distribution (including a stock dividend) shall be deposited with the Escrow Agent by the Shareholders, together with appropriate stock powers executed by the Shareholders.

         6. DEPOSIT RECORDS. The Escrow Agent shall forward all account records or statements related to the Escrowed Shares or Escrowed Funds and interest earned thereon to CCAi and the Shareholders promptly upon receipt of the same. The Escrow Agent shall deliver to CCAi and the Shareholders, upon final disbursement, a complete accounting of all transactions relating to this Escrow Agreement. The Shareholders shall be responsible for any income tax or other tax, federal and state, levied upon interest earned on the Escrowed Funds or dividends declared on the Escrowed Shares.



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         7.       Provisions Concerning Escrow Agent.
                  -----------------------------------

                  a. The Escrow Agent shall be entitled to rely, and shall be protected in acting or refraining from acting, upon any instruction, document or instrument furnished to them hereunder and believed by them to be genuine and believed by them to have been signed or presented by CCAi or the Shareholders. Nothing herein contained shall be deemed to impose upon the Escrow Agent any duty to exercise discretion, it being the intention hereof that the Escrow Agent shall not be obligated to act except upon written instructions or direction. The Escrow Agent shall not be liable for any action (or refraining from any action) taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it in this Escrow Agreement or the Agreement. The Escrow Agent may consult with counsel of its choice and shall be fully protected and indemnified in acting or refraining to act in good faith in accordance with the opinion of such counsel.

                  b. The Escrow Agent shall be entitled to reimbursement for such out-of-pocket expenses, including, but not limited to, reasonable attorneys' fees incurred in connection with the performance of their duties hereunder on an equal basis between CCAi and the Shareholders. The Escrow Agent shall not collect any fee from the Escrowed Shares or Escrowed Funds. CCAi shall pay any fee of the Escrow Agent.

                  c. CCAi and the Shareholders each agree to indemnify and hold the Escrow Agent harmless against any and all loss, damage, liability or expense incurred arising out of or in connection with the acceptance of its position as Escrow Agent and the administration of this Escrow Agreement, including the costs and expenses of defending against any claim in connection with the performance of their duties hereunder; provided, however, that the Escrow Agent shall



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not be indemnified for any loss, damage, liability or expense caused by or arising out of the Escrow Agent's recklessness, willful misconduct or failure to act in good faith.

                  d. It shall be the Escrow Agent's responsibility for the safekeeping of the Escrowed Funds and Escrowed Shares, the disbursement and delivery of such Escrowed Funds and Escrowed Shares in accordance with this Escrow Agreement and the Agreement, and the maintenance of records in accordance with this Escrow Agreement, and the Escrow Agent shall not be required to take any other action with reference to any matters which might arise in connection with the Escrowed Funds, the Escrowed Shares or this Escrow Agreement.

                  e. If any disagreement should arise between CCAi and the Shareholders with respect to this Escrow Agreement, the Escrowed Funds or Escrowed Shares or if the Escrow Agent is not in agreement as to the amount of any reimbursement CCAi is entitled to or any other matter that may arise hereunder, or if the Escrow Agent can not determine the proper action to be taken, the Escrow Agent shall have the absolute right at its election to do either or both of the following: (i) withhold or stop all performance under this Escrow Agreement (save and except the safekeeping of the Escrowed Funds and Escrowed Shares) until the Escrow Agent is satisfied that such disagreement has been resolved; or (ii) file a suit in interpleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the Escrowed Funds or the Escrowed Shares.

                  f. The Escrow Agent is authorized to disregard any and all notices or instructions given it by CCAi or the Shareholders, or by any other person, firm or corporation, except only such notices or instructions as are provided for herein or any order or process of any



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court with jurisdiction. If any property held hereunder is at any time attached, garnished, or levied upon under any court order or by federal, state or local taxing authorities, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, levy, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, levy, judgement or decree, it shall not be liable to any of the parties hereto, or any other person, firm or corporation, by reason of such compliance even though such order, writ, levy, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  g. The Escrow Agent shall not be required or have a duty to notify any person of any payment or the maturity of any security held hereunder nor shall they be required to take any legal action to enforce payment of any security held hereunder.

                  h. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security, endorsement or escrow instructions.

                  i. Upon resignation of the Escrow Agent, the Shareholders and CCAi may mutually appoint a successor Escrow Agent.



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         8.       Miscellaneous.
                  --------------

                  a. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. The parties hereto agree that the courts of the State of Ohio shall have exclusive jurisdiction to resolve any disputes hereunder.

                  b. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, representatives, successors and assigns.

                  c. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if delivered in accordance with the giving of notice requirements set forth in the Agreement.

                  d. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  e. All capitalized terms used in this Escrow Agreement which are not otherwise defined herein shall have the meaning assigned to them in the Agreement unless the context hereof otherwise requires.

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         IN WITNESS WHEREOF, the parties have signed this Escrow Agreement as of the date first above written.

                                          CONLEY, CANITANO & ASSOC., INC.


                                          By: /s/ Annette M. Canitano
                                             ---------------------------------
                                             Name: Annette M. Canitano
                                             Title: Executive Vice President


                                          SHAREHOLDERS:

                                           /s/ Anthony F. Kelly
                                          ---------------------------------
                                          ANTHONY F. KELLY

                                          /s/ Ronnie Crumpler
                                          ---------------------------------
                                          RONNIE CRUMPLER

                                          /s/ Gary Levey
                                          ---------------------------------
                                          GARY LEVEY


                                          ESCROW AGENT:

                                          BURKE & COMPANY, P.L.L.


                                          BY: /s/ Patrick Burke
                                             --------------------------------
                                          ITS: Managing Partner
                                              -------------------------------